As filed with the Securities and Exchange Commission on June 28, 2023

Registration No.:

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CPI AEROSTRUCTURES, INC.

(Exact name of registrant as specified in its charter)

New York	11-2520310
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

91 Heartland Boulevard

Edgewood, New York 11717

(Address of Principal Executive Offices) (Zip Code)

CPI AEROSTRUCTURES, INC. 2016 LONG-TERM INCENTIVE PLAN

(Full title of the plan)

Dorith Hakim

Chief Executive Officer

CPI Aerostructures, Inc.

91 Heartland Boulevard

Edgewood, New York 11717

(Name and address of agent for service)

(631) 586-5200

(Telephone number, including area code, of agent for service)

with a copy to:

Paul Lucido, Esq.

Graubard Miller

The Chrysler Building

405 Lexington Avenue, 44th floor

New York, New York 10174

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

In accordance with the provisions of Rule 462 promulgated under the Securities Act of 1933, as amended, the Registration Statement will become effective upon filing with the Securities and Exchange Commission.

EXPLANATORY NOTE

At the 2023 annual meeting of shareholders of CPI aerostructures, Inc. (the “Company”), the Company’s shareholders approved a further amendment to the CPI Aerostructures, Inc. 2016 Long-Term Incentive Plan (the “Plan”) which, among other things, increased the number of shares of the Company’s common stock, par value $.001 per share, available for issuance under the Plan from 1,400,000 to 2,200,000 shares. This Registration Statement on Form S-8 relates to the additional 800,000 shares of common stock available for issuance under the Plan. The Company hereby incorporates by reference into this Registration Statement the contents of the prior registration statements on Form S-8 relating to the Plan, filed with the Securities and Exchange Commission (the “SEC”) on August 1, 2016 (File No. 333-212837) and April 27, 2021 (File No. 333-255551).

This Registration Statement also includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. The Reoffer Prospectus may be used for the reoffer and resale of up to 208,702 shares of common stock on a continuous or delayed basis that are “restricted securities” and may be deemed “control securities” within the meaning of Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, that were previously issued to directors and an executive officer of the Company identified as “Selling Shareholders” in the Reoffer Prospectus. The shares included in the Reoffer Prospectus represent shares of common stock issued to the Selling Shareholders pursuant to equity awards granted to the Selling Shareholders under the Plan and do not represent a present intention to sell any or all such shares.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by this Part I is omitted from this registration statement in accordance with rules and regulations under the Securities Act of 1933, as amended (“Securities Act”), and the Note to Part I of Form S-8. The documents containing the information specified in this Part I will be sent or given to employees, officers, directors, or others as specified by Rule 428(b)(1) under the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

(i)

This document constitutes a prospectus covering securities

that have been registered under the Securities Act of 1933, as amended.

REOFFER PROSPECTUS

CPI AEROSTRUCTURES, INC.

Up to 208,702 Shares

Common Stock, par value $.001 per share

This prospectus (the “Reoffer Prospectus”) relates to resales of shares of common stock, par value $.001 per share, of CPI Aerostructures, Inc., a New York corporation (the “Company”), which may be offered from time to time by the selling shareholders described in this Reoffer Prospectus (collectively, the “Selling Shareholders”). This Reoffer Prospectus covers 208,702 shares of common stock issued in connection with stock-based awards granted under the CPI Aerostructures, Inc. 2016 Long-Term Incentive Plan (the “Plan”). We are not offering any shares of common stock and will not receive any proceeds from the sale of shares of common stock by the Selling Shareholders pursuant to this Reoffer Prospectus.

The Selling Shareholders may from time to time sell, transfer, or otherwise dispose of any or all of the shares of common stock covered by this Reoffer Prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions at fixed prices, at market prices prevailing at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We do not know if, when or in what amount the Selling Shareholders may offer the shares for sale. The Selling Shareholders may sell any, all, or none of the shares offered by this Reoffer Prospectus. See “Plan of Distribution” beginning on page 5 for more information about how the Selling Shareholders may sell or dispose of the shares of common stock covered by this Reoffer Prospectus. The Selling Shareholders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Shareholders.

Shares of common stock were issued pursuant to restricted stock units or as restricted stock granted to Selling Shareholders under the Plan constitute “restricted securities” and may be “control securities” under the Securities Act of 1933, as amended (the “Securities Act”) before their sale under this Reoffer Prospectus. This Reoffer Prospectus has been prepared for the purpose of registering the shares of common stock under the Securities Act to allow for future sales by Selling Shareholders on a continuous or delayed basis to the public without restriction.

Our common stock is traded on the NYSE American stock exchange under the symbol “CVU.” On June 23, 2023, the closing sale price of a share of our common stock as reported was $3.80.

An investment in the securities offered in this Reoffer Prospectus involves a high degree of risk and should be considered only by investors who can afford to sustain a loss of their entire investment. See “Risk Factors” on page 3.

Neither the Securities and Exchange Commission nor any such authority has approved or disapproved these securities or determined whether this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Reoffer Prospectus is June 28, 2023

You should rely only on the information provided in this Reoffer Prospectus, as well as the information incorporated by reference into this Reoffer Prospectus and any applicable prospectus supplement. Neither we nor the Selling Shareholders have authorized anyone to provide you with different information. Neither we nor the Selling Shareholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this Reoffer Prospectus, any applicable prospectus supplement, or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this Reoffer Prospectus and the documents incorporated by reference into this Reoffer prospectus, our business, financial condition, results of operations, and prospects may have changed.

(i)

ABOUT THIS REOFFER PROSPECTUS

This Reoffer Prospectus contains important information you should know before investing, including important information about the Company and the securities being offered. You should carefully read this Reoffer Prospectus, as well as the additional information contained in the documents described under “Where You Can Find More Information” and “Documents Incorporated By Reference” in this Reoffer Prospectus, and in particular the periodic and current reporting documents we file with the Securities and Exchange Commission (the “SEC” or “Commission”). We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This Reoffer Prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this Reoffer Prospectus or any documents we incorporate by reference herein or therein is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations, and prospects may have changed since those dates.

 PROSPECTUS SUMMARY

This Reoffer Prospectus is part of the Registration Statement on Form S-8 that we file herein with the Commission. We have provided to you in this Reoffer Prospectus a general description of the Selling Shareholders and the distribution of the shares of common stock provided for herein. To the extent there is a conflict between the information contained in this Reoffer Prospectus and any of our subsequent filings with the Commission, the information in the document having the later date shall modify or supersede the earlier statement.

As permitted by the rules and regulations of the Commission, the Registration Statement of which this Reoffer Prospectus forms part includes additional information not contained in this Reoffer Prospectus. You may read the Registration Statement and the other reports we file with the Commission at the Commission’s website or at the Commission’s offices described above under the heading “Documents Incorporated by Reference” if necessary.

THE COMPANY

We are engaged in the contract production of structural aircraft parts for fixed wing aircraft and helicopters in both the commercial and defense markets. We also have a strong and growing presence in the aerosystems sector of the market, with our production of various reconnaissance pod structures and fuel panel systems. Within the global aerostructure and aerosystem supply chain, we are either a Tier 1 supplier to aircraft original equipment manufacturers or a Tier 2 subcontractor to major Tier 1 manufacturers. We also are a prime contractor to the United States Department of Defense, primarily the United States Air Force. In conjunction with our assembly operations, we provide engineering, program management, supply chain management and kitting, and maintenance, repair and overhaul services.

Our principal executive offices are located at 91 Heartland Blvd., Edgewood, New York 11717. Our telephone number is (631) 586-5200. Our website address is www.cpiaero.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this Reoffer Prospectus or the registration statement of which it forms a part.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other documents with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Commission maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including the Company, that file electronically with the Commission. You may obtain copies of the Registration Statement and its exhibits and the other documents that we file with the Commission at www.sec.gov. Our common stock is traded on the NYSE American stock exchange under the symbol “CVU”.

We have filed with the SEC a registration statement on Form S-8 under the Securities Act with respect to the securities offered under this Reoffer Prospectus. This Reoffer Prospectus does not contain all of the information set forth in the registration statement and the attached exhibits. Statements contained in this Reoffer Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding us and the securities offered under this Reoffer Prospectus, you are referred to the registration statement and the attached exhibits, which may be obtained from the SEC on its website or at its principal office in Washington, D.C. upon payment of the fees prescribed by the SEC.

We also make these documents available on the investor relations portion of our website at https://investors.cpiaero.com/overview/default.aspx. Our website and the information contained or connected to our website is not incorporated by reference in this Reoffer Prospectus, and you should not consider it part of this Reoffer Prospectus. Our principal executive offices are located at 91 Heartland Blvd., Edgewood, New York 11717. Our telephone number is (631) 586-5200.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents that the Company has previously filed with the SEC are incorporated by reference in this Reoffer Prospectus:

●	Annual Report on Form 10-K (“Annual Report”) for the year ended December 31, 2022 (filed on April 14, 2023);

●	Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 (filed on May 15, 2023);

●	Current Reports on Form 8-K filed on February 3, 2023, February 24, 2023, March 14, 2023, March 23, 2023, April 14, 2023; May 15, 2023 and June 16, 2023;

●	Definitive Proxy Statement on Schedule 14A, filed on May 1, 2023;

●	The description of common stock contained in Exhibit 4.1 to the Annual Report and any amendment or report filed for the purpose of updating that description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which deregisters all securities then remaining unsold (excluding any reports or portions thereof that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K and any exhibits included with such items), will be deemed to be incorporated by reference in this Reoffer Prospectus and to be a part of this Reoffer Prospectus from the respective date of filing. Any statement contained in a document incorporated by reference in this Reoffer Prospectus will be modified or superseded for all purposes to the extent that a statement contained in this Reoffer Prospectus or in any other subsequently filed document which is incorporated by reference modifies or replaces the statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this registration statement.

You may request copies of these documents, at no cost to you, by writing or telephoning us at the below address. Exhibits to the filings, however, will not be sent, however, unless those exhibits have specifically been incorporated by reference in this Reoffer Prospectus: CPI Aerostructures, Inc., 91 Heartland Blvd., Edgewood, New York 11717. Our telephone number is (631) 586-5200.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

When used in this Reoffer Prospectus and in future filings by us with the SEC, the words or phrases “will likely result,” “management expects” or “we expect,” “will continue,” “is anticipated,” “estimated” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on any such forward-looking statements, each of which speaks only as of the date made. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The risks are included in Part I, Item 1A – Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2022 filed on April 14, 2023. We have no obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of such statements.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in our Annual Report, together with all of the other information appearing in or incorporated by reference into this Reoffer Prospectus, before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

DETERMINATION OF OFFERING PRICE

The Selling Shareholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

USE OF PROCEEDS

The shares of common stock offered pursuant to this Reoffer Prospectus are being registered for the account of the Selling Shareholders named in this Reoffer Prospectus. All proceeds from the sales of the common stock will go to the Selling Shareholders and we will not receive any proceeds from the resale of the common stock by the Selling Shareholders.

SELLING SHAREHOLDERS

The table below sets forth information concerning the resale of the shares by the Selling Shareholders. We will not receive any proceeds from the resale of the shares by the Selling Shareholders.

The table below sets forth, as of June 23, 2023 (the “Determination Date”), (i) the name of each Selling Shareholder who is offering the resale of shares by this Reoffer Prospectus; (ii) the number of shares (and the percentage, if 1% or more) of common stock beneficially owned (determined in the manner described in footnote (2) to the table below) by each Selling Shareholder; (iii) the number of shares that each Selling Shareholder may offer for sale from time to time pursuant to this Reoffer Prospectus, whether or not such Selling Shareholder has a present intention to do so; and (iv) the number of shares (and the percentage, if 1% or more) of common stock each Selling Shareholder will own after the offering, assuming they sell all of the shares offered. Unless otherwise indicated, beneficial ownership is direct and the Selling Shareholder indicated has sole voting and investment power. The address for each Selling Shareholder listed in the table below is c/o CPI Aerostructures, Inc., 91 Heartland Blvd., Edgewood, New York 11717.

The Selling Shareholders identified below may have sold, transferred, or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Shareholders may change from time to time and, if necessary, we will amend or supplement this Reoffer Prospectus accordingly. The Selling Shareholders may sell any, all, or none of the shares of common stock being offered for resale under this Reoffer Prospectus. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this Reoffer Prospectus.

Selling Shareholder (1)	Shares of Common Stock Beneficially Owned Prior to this Offering (2)	Shares of Common Stock Offered for Resale in this Offering (3)	Shares of Common Stock Beneficially Owned After Resale in this Offering (4)	Percentage of Common Stock Beneficially Owned After Resale in this Offering (2)(3)
Carey Bond	126,058	36,264	89,794	*
Richard Caswell	87,211	30,770	56,441	*
Michael Faber	110,807	26,374	84,433	*
Dorith Hakim	50,000	18,588	31,412	*
Walter Paulick	101,657	21,979	79,678	*
Eric Rosenfeld (5)	819,680	30,770	788,910	6.3%
Terry Stinson	227,002	43,957	183,045	1.5%

*	Represents less than 1%.

(1)	Each Selling Shareholder either currently serves as a director of the Company or has previously served as a director of the Company within the past three years. Ms. Hakim has also been the Company’s chief executive officer and president since March 2022.(1) Each Selling Shareholder is currently serving or has previously served as a director of the Company within the past three years.

(2)	Beneficial ownership and the percentage of common stock beneficially owned is computed on the basis of 12,596,080 shares of common stock outstanding as of the Determination Date and determined in accordance with the rules and regulations of the SEC.

(3)	The number of shares of common stock offered for resale under this Reoffer Prospectus reflect all shares of common stock acquired by a Selling Shareholder pursuant to applicable award grants previously made irrespective of whether such grants are vested as of the Determination Date or will become vested within 60 days after the Determination Date. The Selling Shareholders may sell any, all, or none of the shares of common stock being offered for resale under this Reoffer Prospectus.

(4)	The Selling Shareholders may sell any, all, or none of the shares of common stock being offered for resale under this Reoffer Prospectus. Assumes all of the shares of common stock being offered for resale under this Reoffer Prospectus are sold, that shares of common stockstock beneficially owned by such Selling Shareholder on the Determination Date but not being offered pursuant to this Reoffer Prospectus (if any) are not sold, and that no additional shares are purchased or otherwise acquired.

(5)	Represents 309,410 shares of common stock owned individually and 510,270 shares of common stock held by Crescendo Partners II, L.P. Series L (“Crescendo Partners II”). Mr. Rosenfeld is the senior managing member of the sole general partner of Crescendo Partners II. Mr. Rosenfeld disclaims beneficial ownership of the shares held by Crescendo Partners II, except to the extent of his pecuniary interest therein.

Indemnification Of Directors and Officers

Sections 721 through 726, inclusive, of the Business Corporation Law of New York (“BCL”) authorizes New York corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been officers or directors and to purchase and maintain insurance for indemnification of such officers and directors. Section 402(b) of the BCL permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit directors’ personal liability to the corporation or its shareholders for damages arising out of certain alleged breaches of their duties as directors. The BCL, however, provides that no such limitation of liability may affect a director’s liability with respect to any of the following: (1) acts or omissions made in bad faith or which involved intentional misconduct or a knowing violation of law; (2) any transaction from which the director derived a financial profit or other advantage to which he was not legally entitled; (3) the declaration of dividends or other distributions or purchase or redemption of shares in violation of the BCL; or (4) the distribution of assets to shareholders after dissolution of the corporation without paying or adequately providing for all known liabilities of the corporation or making loans to directors in violation of the BCL.

The Company’s Certificate of Incorporation, as amended, provides that the personal liability of the directors of the Company is eliminated to the fullest extent permitted by Section 402(b) of the BCL. In addition, the Company’s Amended and Restated Bylaws provide in substance that each director and officer shall be indemnified by the Company against reasonable expenses, including attorney’s fees, and any liabilities that he or she may incur in connection with any action to which he or she may be made a party by reason of his or her being or having been a director or officer of the Company. The indemnification provided by the Amended and Restated Bylaws is not deemed exclusive of or in any way to limit any other rights which any person seeking indemnification may be entitled. The Company also has directors’ and officers’ liability insurance.

In addition, the Company has entered into Indemnification Agreements with each of its executive officers and directors which provide that the Company will indemnify and advance expenses to such officer or director to the fullest extent permitted by law and provides the procedure for entitlement of indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

PLAN OF DISTRIBUTION

The shares of common stock covered by this Reoffer Prospectus are being registered by the Company for the account of the Selling Shareholders. The shares of common stock offered may be sold from time to time directly by or on behalf of each Selling Shareholder in one or more transactions on NYSE American or any other stock exchange on which the common stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed), or at negotiated prices. The Selling Shareholders may sell shares through one or more agents, brokers, or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts, or concessions from the Selling Shareholders and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions.

In connection with their sales, a Selling Shareholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the shares of common stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the Selling Shareholders or other party selling such shares. Sales of the shares must be made by the Selling Shareholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. In addition to any shares sold hereunder, Selling Shareholders may sell shares of common stock in compliance with Rule 144 under the Securities Act. There is no assurance that the Selling Shareholders will sell all or a portion of the shares of common stock offered hereby. The Selling Shareholders may agree to indemnify any broker, dealer, or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We have notified the Selling Shareholders of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the shares of common stock.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of common stock and activities of the Selling Shareholders, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in passive market-making activities with respect to the shares of common stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of shares of common stock in the secondary market. All the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Once sold under the Registration Statement of which this Reoffer Prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the securities offered by this Reoffer Prospectus has been passed upon for us by Graubard Miller.

EXPERTS

The consolidated financial statements of CPI Aerostructures, Inc. as of December 31, 2022 and 2021, and for the years then ended appearing in the Annual Report on Form 10-K of CPI Aerostructures, Inc. for the year ended December 31, 2022, have been incorporated by reference herein and in the registration statement in reliance upon the report of RSM US LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents that the Company has previously filed with the SEC are incorporated by reference in this registration statement:

●	Annual Report on Form 10-K (“Annual Report”) for the year ended December 31, 2022 (filed on April 14, 2023);

●	Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 (filed on May 15, 2023);

●	Current Reports on Form 8-K filed on February 3, 2023, February 24, 2023, March 14, 2023, March 23, 2023, April 14, 2023; May 15, 2023 and June 16, 2023;

●	Definitive Proxy Statement on Schedule 14A, filed on May 1, 2023;

●	The description of common stock contained in Exhibit 4.1 to the Annual Report and any amendment or report filed for the purpose of updating that description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which deregisters all securities then remaining unsold (excluding any reports or portions thereof that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K and any exhibits included with such items), will be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the respective date of filing. Any statement contained in a document incorporated by reference in this registration statement will be modified or superseded for all purposes to the extent that a statement contained in this registration statement or in any other subsequently filed document which is incorporated by reference modifies or replaces the statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this registration statement.

Item 5.	Interests of Named Experts and Counsel.

Not Applicable.

Item 6.	Indemnification of Directors and Officers.

Sections 721 through 726, inclusive, of the Business Corporation Law of New York (“BCL”) authorizes New York corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been officers or directors and to purchase and maintain insurance for indemnification of such officers and directors. Section 402(b) of the BCL permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit directors’ personal liability to the corporation or its shareholders for damages arising out of certain alleged breaches of their duties as directors. The BCL, however, provides that no such limitation of liability may affect a director’s liability with respect to any of the following: (1) acts or omissions made in bad faith or which involved intentional misconduct or a knowing violation of law; (2) any transaction from which the director derived a financial profit or other advantage to which he was not legally entitled; (3) the declaration of dividends or other distributions or purchase or redemption of shares in violation of the BCL; or (4) the distribution of assets to shareholders after dissolution of the corporation without paying or adequately providing for all known liabilities of the corporation or making loans to directors in violation of the BCL.

The Company’s Certificate of Incorporation, as amended, provides that the personal liability of the directors of the Company is eliminated to the fullest extent permitted by Section 402(b) of the BCL. In addition, the Company’s Amended and Restated Bylaws provide in substance that each director and officer shall be indemnified by the Company against reasonable expenses, including attorney’s fees, and any liabilities that he or she may incur in connection with any action to which he or she may be made a party by reason of his or her being or having been a director or officer of the Company. The indemnification provided by the Amended and Restated Bylaws is not deemed exclusive of or in any way to limit any other rights which any person seeking indemnification may be entitled. The Company also has directors’ and officers’ liability insurance.

In addition, the Company has entered into Indemnification Agreements with each of its executive officers and directors which provide that the Company will indemnify and advance expenses to such officer or director to the fullest extent permitted by law and provides the procedure for entitlement of indemnification.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

See the Exhibit Index, which is incorporated herein by reference.

Item 9.	Undertakings.

(a)          The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that: Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing procedures, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Edgewood, New York on this 28th day of June, 2023.

CPI AEROSTRUCTURES, INC.

By:	/s/ DORITH HAKIM
Dorith Hakim
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dorith Hakim, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement, any and all amendments thereto (including post-effective amendments), and any amendments thereto and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ TERRY STINSON	Chairman of the Board of Directors	June 28, 2023
Terry Stinson

By:	/s/ CAREY BOND	Vice Chairman of the Board of	June 28, 2023
	Carey Bond	Directors

By:	/s/ DORITH HAKIM	Chief Executive Officer and President	June 28, 2023
	Dorith Hakim	(Principal Executive Officer) and
Director

By:	/s/ ANDREW L. DAVIS	Chief Financial Officer (Principal	June 28, 2023
	Andrew L. Davis	Financial and Accounting Officer)

By:	/s/ MICHAEL FABER	Director	June 28, 2023
Michael Faber

Signature		Title	Date

By:	/s/ RICHARD CASWELL	Director	June 28, 2023
Richard Caswell

By:		Director	June 28, 2023
Richard C. Rosenjack, Jr.

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Graubard Miller (filed herewith).

23.1	Consent of RSM US LLP (filed herewith).

23.2	Consent of Graubard Miller (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).

99.1	CPI Aerostructures, Inc. 2016 Long-Term Incentive Plan, as amended (filed herewith).

107	Filing Fee Table (filed herewith).